UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): August 1, 2002


                  Bromwell Financial Fund, Limited Partnership
             (Exact name of registrant as specified in its charter)


        Delaware                   333-85755                 51-0387638
 (State or jurisdiction         Commission file           (I.R.S. Employer
    of incorporation)               number               Identification No.)


                      5916 N. 300 West, Fremont, IN 46737
               (Address of principal executive offices) (Zip Code)


                                 (260) 833-1306
              (Registrant's telephone number, including area code)

                                 Not applicable
             (Former name, former address and former fiscal year,
                         if changed since last report)


Item 1. Changes in Control of Registrant.

      None.

Item 2. Acquisition or Disposition of Assets.

      None

Item 3. Bankruptcy or Receivership.

      None.

Item 4. Changes in Registrant's Certifying Accountant.

      None.

Item 5. Other Events and Regulation FD Disclosure.

      SUBSEQUENT EVENTS TO JUNE 30, 2002 FINANCIAL STATEMENTS

      On July 30, 2002, management discovered that certain expenses and fees for the period from inception of the Fund to June 30, 2002, including introducing broker commissions to an Affiliated Broker of the Fund General Partner and to Non-Affiliated Commodity Trading Advisors management fees were underpaid because of a calculation error by an independent accountant responsible for the preparation of the Fund original book entries. The Fund will pay the additional amount, estimated by management to be approximately two percent of Fund assets, to the Affiliated Broker and Non-Affiliated Commodity Trading Advisors in a lump sum during the third quarter of 2002.
No interest will be paid by the Fund on the underpayment.

Item 6. Resignations of Registrant's Directors.

      None.

Item 7. Financial Statements and Exhibits.

      None.

Item 8. Change in Fiscal Year.

      None.

Item 9. Regulation FD Disclosure.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant:                      Bromwell Financial Fund, Limited Partnership
                                 By Belmont Capital Management, Incorporated
                                 Its General Partner


                                 By: /s/ Shira Del Pacult
                                     Ms. Shira Del Pacult
                                     Sole Director, Sole Shareholder,
                                      President, and Treasurer of the
                                      General Partner
Date: August 6, 2002